Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Barron, Erin Raccah, St. John Daugherty, Vincent Smith and Tina Bailey and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 be filed with respect to the Sylvamo Corporation 2021 Incentive Compensation Plan, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jean-Michel Ribieras Jean-Michel Ribieras	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2021

/s/ John V. Sims John V. Sims	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 28, 2021

/s/ Kevin W. Ferguson Kevin W. Ferguson	Vice President, Corporate Finance and Controller (Principal Accounting Officer)	September 27, 2021

/s/ Jeanmarie Desmond Jeanmarie Desmond	Director	September 27, 2021

/s/ Timothy S. Nicholls Timothy S. Nicholls	Director	September 28, 2021

/s/ Thomas J. Plath Thomas J. Plath	Director	September 28, 2021

/s/ Sharon R. Ryan Sharon R. Ryan	Director	September 28, 2021